Exhibit o(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated U.S. Government Bond Fund and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                      DATE
----------                    -----                      ----

/S/ JOHN F. DONAHUE           Chairman and Trustee       August 22, 2000
-------------------
John F. Donahue               (Chief Executive Officer)


/S/ J. CHRISTOPHER DONAHUE    President and Trustee      August 22, 2000
--------------------------
J. Christopher Donahue

/S/ RICHARD J. THOMAS         Treasurer                  August 22, 2000
---------------------
Richard J. Thomas             (Principal Financial and
                               Accounting Officer)


/S/ THOMAS G. BIGLEY          Trustee                    August 22, 2000
--------------------
Thomas G. Bigley

/S/ JOHN T. CONROY, JR.       Trustee                    August 22, 2000
-----------------------
John T. Conroy, Jr.


/S/ NICHOLAS P. CONSTANTAKIS  Trustee                    August 22, 2000
----------------------------
Nicholas P. Constantakis

/S/ JOHN F. CUNNINGHAM        Trustee                    August 22, 2000
----------------------
John F. Cunningham

/S/ LAWRENCE D. ELLIS, M.D.   Trustee                    August 22, 2000
---------------------------
Lawrence D. Ellis, M.D.


/S/ PETER E. MADDEN           Trustee                    August 22, 2000
-------------------
Peter E. Madden

/S/ CHARLES F. MANSFIELD, JR. Trustee                    August 22, 2000
-----------------------------
Charles F. Mansfield, Jr.


/S/ JOHN E. MURRAY, JR.       Trustee                    August 22, 2000
------------------------
John E. Murray, Jr.


/S/ MARJORIE P. SMUTS         Trustee                    August 22, 2000
---------------------
Marjorie P. Smuts

/S/ JOHN S. WALSH             Trustee                    August 22, 2000
-----------------
John S. Walsh

Sworn to and subscribed before me this 22nd day of August 2000.

/s/ Janice L. Vandenberg
Janice L. Vandenberg

Notarial Seal

Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries